Exhibit 99.1

CELYAD ONCOLOGY ANNOUNCES INTENTION TO TERMINATE SEC REPORTING OBLIGATIONS

Mont-Saint-Guibert, Belgium, February 8, 2024, 10.01 pm CET – inside information and regulated information – Celyad Oncology SA (Euronext: CYAD) (“Celyad Oncology” or the “Company”) announced that it will voluntarily file a Form 15F with the United States Securities and Exchange Commission (the “SEC”) to terminate its SEC reporting obligations under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Upon the filing of the Form 15F, the Company’s SEC reporting obligations will be immediately suspended, and the Company will not be required to file an Annual Report on Form 20-F for the 2023 fiscal year ending on December 31, 2023. Deregistration and the termination of the Company’s duty to file reports under the Exchange Act are expected to be final and effective 90 calendar days after the filing of Form 15F, or within such shorter period as the SEC may determine.

The Company will maintain the listing of its ordinary shares on Euronext Brussels and Euronext Paris.

The Company reserves the right, for any reason, to delay the Form 15F filing, to withdraw the filing prior to effectiveness, and to otherwise change its plans in respect of deregistration and termination of its reporting obligations under applicable U.S. federal securities laws in any way.

About Celyad Oncology

Celyad Oncology is a cutting-edge biotechnology company dedicated to pioneering the discovery and advancement of revolutionary technologies for chimeric antigen receptor (CAR) T-cells. Its primary objective is to unlock the potential of its proprietary technology platforms and intellectual property, enabling to be at the forefront of developing next-generation CAR T-cell therapies. By fully leveraging its innovative technology platforms, Celyad Oncology aims to maximize the transformative impact of its candidate CAR T-cell therapies and redefine the future of CAR T-cell treatments. Celyad Oncology is based in Mont-Saint-Guibert, Belgium. For more information, please visit www.celyad.com.

Forward-looking statements

This release may contain forward-looking statements, within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding beliefs about and expectations for the Company’s updated strategic business model, including associated potential benefits, transactions and partnerships, statements regarding the potential value of the Company’s IP, and statements regarding the deregistration. The words “will,” “believe,” “potential,” “continue,” “target,” “project,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this release are based on management’s current expectations and beliefs and are subject to a number of known and unknown risks, uncertainties and important factors which might cause actual events, results, financial condition, performance or achievements of Celyad Oncology to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks related to the material uncertainty about the Company’s ability to continue as a going concern; the Company’s ability to realize the expected benefits of its updated strategic business model; the Company’s ability to develop its IP assets and enter into partnerships with outside parties; the Company’s ability to enforce its patents and other IP rights; the possibility that the Company may infringe on the patents or IP rights of others and be required to defend against patent or other IP rights suits; the possibility that the Company may not successfully defend itself against claims of patent infringement or other IP rights suits, which could result in substantial claims for damages against the Company; the possibility that the Company may become involved in lawsuits to protect or enforce its patents, which could be expensive, time-consuming, and unsuccessful; the Company’s ability to protect its IP rights throughout the world; the potential for patents held by the Company to be found invalid or unenforceable; and other risks identified in Celyad Oncology’s U.S. Securities and Exchange Commission (SEC) filings and reports, including in the latest Annual Report on Form 20-F filed with the SEC and subsequent filings and reports by Celyad Oncology. These forward-looking statements speak only as of the date of publication of this document and Celyad Oncology’s actual results may differ materially from those expressed or implied by these forward-looking statements. Celyad Oncology expressly disclaims any obligation to update any such forward-looking statements in this document to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, unless required by law or regulation.

Celyad Oncology Contacts:

Investor and Media Contact:

David Georges VP Finance and Administration investors@celyad.com communications@celyad.com